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                                                                                            Nicor Gas Company
                                                                                            Form 10-Q
                                                                                            Exhibit 12.01



                                                    Nicor Gas Company
                              Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                       (thousands)



                                         Twelve
                                      months ended                       Year ended December 31
                                        March 31,    --------------------------------------------------------------
                                          2002          2001         2000         1999         1998         1997
                                      ------------   ----------   ----------   ----------   ----------   ----------
Earnings available to cover fixed charges:

   Net income                         $ 119,149      $ 119,360    $  22,184    $  96,142    $  94,119    $ 106,922

   Add:  Income taxes                    70,470         70,513        6,832       55,896       55,299       64,714

         Fixed charges                   40,489         44,389       44,281       38,914       44,870       46,886

         Allowance for funds used
           during construction             (258)          (241)        (363)        (118)        (269)         (11)
                                      ---------      ---------    ---------    ---------    ---------    ---------

                                      $ 229,850      $ 234,021    $  72,934    $ 190,834    $ 194,019    $ 218,511
                                      =========      =========    =========    =========    =========    =========

Fixed charges:

   Interest on debt                   $  39,539      $  43,542    $  42,365    $  39,245    $  42,624    $  45,246

   Other interest charges and
     amortization of debt discount,
     premium, and expense, net              950            847        1,916         (331)       2,246        1,640
                                      ---------      ---------    ---------    ---------    ---------    ---------
                                      $  40,489      $  44,389    $  44,281    $  38,914    $  44,870    $  46,886
                                      =========      =========    =========    =========    =========    =========

Ratio of earnings to fixed charges         5.68           5.27         1.65         4.90         4.32         4.66
                                      =========      =========    =========    =========    =========    =========


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